Exhibit 5.1

BY EMAIL Nisun International Enterprise Development Group Co., Ltd C9, 99 DANBA RD Putuo District P.R. China 300336 27 May 2021	Campbells Legal (BVI) Limited 4th Flr, Banco Popular Building Road Town, Tortola VG1110 British Virgin Islands
T +1 284 494 2423 E drussell@campbellslegal.com campbellslegal.com
Our Ref: Your Ref:
BVI | CAYMAN | HONG KONG

Dear Sirs and Madams

Re: Nisun International Enterprise Development Group Co., Ltd (the “Company”)

We have acted as British Virgin Islands legal counsel for Nisun International Enterprise Development Group Co., Ltd, a British Virgin Islands business company (the “Company”), in connection with the filing of a Registration Statement on Form F-3 (the “Registration Statement”) by the Company under the Securities Act of 1933, as amended (the “Securities Act”) related to the registration for issue and sale by the Company of up to US$200,000,000 offering price of the Securities of the Company (as defined herein). The Registration Statement includes a base prospectus (the “Base Prospectus”). The Base Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements) will provide for the registration by the Company of:

1.	Class A Common Shares (the “Base Prospectus Common Shares”);

2.	debt securities, in one or more series, of the Company (the “Debt Securities”) to be issued pursuant to an indenture between the Company and a trustee to be named in such indenture (the “Indenture”);

3.	warrants to purchase Common Shares, Debt Securities, or any combination thereof (the “Warrants”), to be issued under a warrant agreement (the “Warrant Agreement”) to be entered into between the Company and a bank or trust company as Warrant agent, and such warrants may be issued independently or together with Common Shares, Debt Securities, or any combination thereof, and the Warrants may be attached to or separate from such securities;

4	rights to purchase Common Shares or Debt Securities of the Company (the “Rights”) issued pursuant to one or more rights agreements between the Company and a bank or trust company, as rights agent (the “Rights Agreements”); and

5.	units comprised of one or more of the other securities described in the Registration Statement in any combination (the “Units”) which may be issued under unit agreements (the “Unit Agreement”), by and between the Company and a bank or trust company as unit agent;

each on terms to be determined at the time of offering thereof and a form of each of which will be. filed as an exhibit to the Registration Statement at such time. The securities referred to in the foregoing clauses (1) through (6) are collectively referred to herein as the “Securities.” The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act. The aggregate public offering price of the Securities being registered will be US$200,000,000.

In connection with rendering our opinion as set forth below, we have reviewed and examined the following:

1	A copy of the Company’s certificate of incorporation issued by the Registrar of Corporate Affairs on 29 May 2012.

2	Copy of the Memorandum of Association and Articles of Association of the Company as filed with the Registrar of Corporate Affairs on 22 September 2020, certified as true by Xiaoyun Huang on 10 February 2021 pursuant to the Directors Certificate.

3	Resolutions in writing of the directors of the Company dated 7 February 2021.

4	An electronic copy of the Registration Statement and the Base Prospectus.

5	A Certificate of Incumbency, including details of the Directors of the Company, issued by Vistra (BVI) Limited, the Company’s BVI Registed Agent, on 7 May 2021.

6	Copy of a Certificate of a Director of the Company dated 25 May 2021 (the “Director’s Certificate”).

7	A copy of the Certificate of Good Standing of the Company issued by the Registrar of Corporate Affairs dated 25 May 2021.

The Registration Statement and the exhibits to the Registration Statement are referred to below as the “Documents.”

The following opinion is given only as to matters of British Virgin Islands law and we express no opinion with respect to any matters governed by or construed in accordance with the laws of any jurisdiction other than the British Virgin Islands. We have assumed that there is nothing under any law (other than the laws of the British Virgin Islands) which would affect or vary the following opinion. Specifically, we have made no independent investigation of the laws of the United States of America and we offer no opinion in relation thereto. We offer no opinion in relation to any representation or warranty given by any party to the Documents save as specifically hereinafter set forth. This opinion is strictly limited to the matters stated in it, does not apply by implication to other matters, and only relates to (1) those circumstances or facts specifically stated herein and (2) the laws of the British Virgin Islands, as they respectively exist at the date hereof.

In giving this opinion we have assumed, without independent verification:

(a)	the genuineness of all signatures and seals, the authenticity of all documents submitted to us as originals, the conformity of all copy documents or the forms of documents provided to us to their originals or, as the case may be, to the final form of the originals and that any markings showing revisions or amendments to documents are correct and complete;

(b)	that the copies produced to us of minutes of meetings and/or of resolutions are true copies and correctly record the proceedings of such meetings and/or the subject matter which they propose to record and that all factual statements therein contained are true and correct and that any meetings referred to in such copies were duly convened and held and that all resolutions set out in such copy minutes or resolutions were duly passed and are in full force and effect and that all factual statements made in such resolutions, the Director’s Certificate and any other certificates and documents on which we have relied are true and correct (and continue to be true and correct);

(c)	that the statutory registers of directors and officers, members, mortgages and charges and the minute book of the Company are true, complete, accurate and up to date;

(d)	the accuracy of all representations, warranties and covenants as to factual matters made by the parties to the Documents; and

(e)	that there is no contractual or other prohibition (other than as may arise by virtue of the laws of the British Virgin Islands) binding on the Company or on any other party prohibiting it from entering into and performing its obligations.

Based upon the foregoing and in reliance thereon, it is our opinion that:

(i)	the Company has been duly incorporated and is validly existing and in good standing with the Registrar of Corporate Affairs under the laws of the British Virgin Islands;

(ii)	With respect to any Base Prospectus Common Shares offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the issuance of the Base Prospectus Common Shares has been duly authorized by the Company by all necessary corporate action; (iii) the issuance of such Base Prospectus Common Shares at such time does not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and such issuance is in conformity with the Memorandum of Association and Articles of Association of the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) the taking by the Company of all necessary corporate action to authorize and approve the issuance of any Base Prospectus Common Shares, then upon the receipt of full payment, issuance and delivery in accordance with the terms of the offering described in the Registration Statement and registration in the register of members (shareholders) of the Company be validly issued, fully paid and non-assessable;

(iii)	With respect to any series of the Debt Securities issued under the Indenture and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the issuance and terms of the Debt Securities have been duly authorized by the Company by all necessary corporate action; (iii) the Indenture has been duly authorized, executed and delivered by the Company and a trustee by all necessary corporate action; (iv) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Memorandum of Association and Articles of Association of the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) the qualification under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of such Indenture, as then and theretofore amended or supplemented has been effected; and (vi) the Debt Securities have been duly executed and delivered by the Company and authenticated by a trustee pursuant to the Indenture and delivered against payment therefor, then the Debt Securities, when issued and sold in accordance with the Indenture, the Registration Statement, and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants under a Warrant Agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms;

(iv)	With respect to the Warrants issued under the Warrant Agreement and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the issuance and terms of the Warrants have been duly authorized by the Company by all necessary corporate action; (iii) the Warrant Agreement has been duly authorized, executed and delivered by the Company and the warrant agent by all necessary corporate action; (iv) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Memorandum of Association and Articles of Association of the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) the taking by the Company of all necessary corporate action to authorize and approve the issuance of any Common Shares that are receivable upon exercise of Warrants, the issuance and terms of any series of any Debt Securities that are receivable upon exercise of Warrants, and the execution and delivery of the applicable Indenture and any applicable supplemental indenture, or the applicable documentation; and (vi) the Warrants have been delivered against payment therefor, then the Warrants, when issued and sold in accordance with the Warrant Agreement, the Registration Statement, and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms;

(v)	With respect to the Rights, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) issuance and terms of the Rights have been duly authorized by the Company by all necessary corporate action; (iii) the applicable Rights Agreements relating to the Rights have been duly authorized, executed and delivered; (iv) the terms of the Rights and of their issuance and sale have been duly established in conformity with the applicable Rights Agreement and as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s) and do not violate any applicable law or the Memorandum of Association and Articles of Association of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) the Rights have been duly executed and countersigned in accordance with the applicable Rights Agreement and issued and sold as contemplated by the Registration Statement; and (vi) payment of the consideration therefor has been provided, the Rights will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms;

(vi)	With respect to the Units, provided that (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) issuance and terms of the Units have been duly authorized by the Company by all necessary corporate action; (iii) the applicable Unit Agreements relating to the Units have been duly authorized, executed and delivered; (iv) the terms of the Units and any underlying securities and their issuance and sale have been duly established in conformity with the applicable Unit Agreement and as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s) and do not violate any applicable law or the Memorandum of Association and Articles of Association of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) the Units have been duly executed, issued, sold and delivered in accordance with the applicable Unit Agreement and as contemplated by the Registration Statement, and, if applicable, a duly authorized, executed and delivered purchase, underwriting or similar agreement; and (vi) issuance and delivery of the applicable Units in each case upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Company and otherwise in accordance with the Registration Statement and the provisions of the applicable underlying agreements, such Units will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

The foregoing opinion is subject to the following reservations and qualifications:

1	Under British Virgin Islands law, the register of members (shareholders) is prima facie evidence of title to shares and this register would not record a third party interest in such shares. However, there are certain limited circumstances where an application may be made to a British Virgin Islands court for a determination on whether the register of members reflects the correct legal position. Further, the British Virgin Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. As far as we are aware, such applications are rarely made in the British Virgin Islands and there are no circumstances or matters of fact known to us on the date of this opinion letter which would properly form the basis for an application for an order for rectification of the register of members of the Company, but if such an application were made in respect of the Common Shares, then the validity of such shares may be subject to re-examination by a British Virgin Islands court.

2	In this opinion letter, the phrase “non-assessable” means, with respect to the issuance of shares, that a shareholder shall not, in respect of the relevant shares and in the absence of a contractual arrangement, or an obligation pursuant to the memorandum and articles of association, to the contrary, have any obligation to make further contributions to the Company’s assets (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

3	We neither express nor imply any opinion as to any representation or warranty given by the Company in the Documents as to its capability (financial or otherwise) to undertake the obligations assumed by it under the Documents.

4	To maintain the Company in good standing under the laws of the British Virgin Islands annual fees must be paid and annual returns made to the Registrar of Corporate Affairs. The annual fees are payable by the Company and will not affect the non-assessable nature of the Common Shares.

We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement and to the use of our name under the caption “Legal Matters” in the Base Prospectus. We further consent to the incorporation by reference of this opinion into any registration statement or post-effective amendment to the Registration Statement filed under the Securities Act with respect to the Securities. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Daniel Russell
Authorised signatory for and on behalf of Campbells Legal (BVI) Limited

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